Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY FOR PUT RIGHT FOR
THERAVANCE, INC. COMMON STOCK

Under Section (C)(5)(b) of Article IV of the Restated Certificate of Incorporation (the “Restated Certificate”) of Theravance, Inc., a Delaware corporation (“Theravance”), each holder of shares of Theravance’s Common Stock (together with the associated preferred stock purchase rights, the “Common Shares”) has the option to require Theravance to purchase up to fifty percent (50%) of his, her, or its Common Shares (the “Put Right”), subject to the terms and conditions of the Restated Certificate, for $19.375 per Common Share (the “Purchase Price”) during the period between August 1, 2007 and September 12, 2007 (the “Put Period”).

This form (this “Notice of Guaranteed Delivery”), must be used to exercise the Put Right if a holder of Common Shares cannot deliver the certificates evidencing such Common Shares (the “Share Certificates”) to The Bank of New York, in its capacity as the depositary (the “Depositary”) prior to 5:00 p.m. Eastern Daylight Time, on Wednesday, September 12, 2007, or such later date as may be publicly announced by Theravance in order to comply with United States federal securities laws (the “Expiration Time”). In such case, this form, together with a properly completed Letter of Transmittal, must be delivered by hand or mail to the Depositary, and must be received by the Depositary, prior to the Expiration Time.

The address of the Depositary is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York Tender & Exchange Department P.O. Box 1124 Church Street Station New York, New York 10286-1248	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window New York, New York 10286	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window New York, New York 10286

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of certificates representing                    Common Shares and that such certificates cannot be delivered to the Depositary before the Expiration Time. Upon the terms and subject to the conditions set forth in the Notice of Put Right, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Put Right with respect to                      of such Common Shares (which does not exceed 50% of the Common Shares held by the undersigned). The undersigned understands that a properly completed Letter of Transmittal for such Common Shares must be received by The Bank of New York prior to the Expiration Time.

Name of undersigned:

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature:
		Address	Telephone Number

Name:
	Print or Type	City, State and Zip Code	Telephone Number

	Certificate No(s) (If Available)	Certificate No(s) (If Available)	Certificate No(s) (If Available)

	Certificate No(s) (If Available)	Certificate No(s) (If Available)	Certificate No(s) (If Available)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, the undersigned will deliver to the Depositary the certificates representing the Common Shares for which the Put Right is being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date

Address	Name (Print or Type)	Telephone Number

City, State and Zip Code	Title

The institution which completes this form must communicate the guarantee to the Depositary and must deliver the share certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.